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Exhibit 99.1

Contact:	Darrell W. Crate Affiliated Managers Group, Inc. (617) 747-3300

AMG Reports Financial and Operating Results for
Third Quarter and Nine Months Ended September 30, 2003

Company Reports EPS of $0.75; Cash EPS of $1.25

Boston, MA, October 22, 2003—Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and nine months ended September 30, 2003.

Cash earnings per share ("Cash EPS") for the third quarter of 2003 were $1.25, compared to $1.08 for the third quarter of 2002, while diluted earnings per share for the third quarter of 2003 were $0.75, compared to $0.57 for the same period of 2002. Cash Net Income was $27.5 million for the third quarter of 2003, compared to $24.2 million for the third quarter of 2002. Net Income for the third quarter of 2003 was $16.4 million, compared to $12.8 million for the third quarter of 2002. (Cash EPS and Cash Net Income are defined in the attached tables.)

For the third quarter of 2003, revenue was $128.5 million, compared to $115.3 million for the third quarter of 2002. EBITDA for the third quarter of 2003 was $39.3 million, compared to $32.7 million for the same period of 2002.

For the nine months ended September 30, 2003, Cash Net Income was $76.5 million, while EBITDA was $106.6 million. For the same period, Net Income was $43.2 million, on revenue of $355.4 million. For the nine months ended September 30, 2002, Cash Net Income was $74.6 million, while EBITDA was $105.5 million. For the same period, Net Income was $42.7 million, on revenue of $364.2 million.

Net client cash flows from directly managed assets were $1.1 billion, while inflows of overlay assets were approximately $300 million. These aggregate net client cash flows for the quarter resulted in an increase of approximately $600,000 to AMG's annualized EBITDA. The aggregate assets under management of AMG's affiliated investment management firms at September 30, 2003 were $81.9 billion.

"Our Affiliates produced solid growth in the quarter, driven by strong investment performance and positive net client cash flows," stated William J. Nutt, Chairman and Chief Executive Officer. "With our broad exposure to equity products, AMG benefited from growth in the equity indices during the quarter. In particular, we were pleased to have a material participation in small and mid cap equity products, which performed especially well." Mr. Nutt continued, "In addition, the improvements in the equity market environment have enhanced our prospects for new investments. While it is always difficult to predict the timing of transactions, we are pleased with the progress of our new investment activities."

"AMG's Affiliate Development team executed several growth initiatives during the quarter," stated Sean M. Healey, President and Chief Operating Officer. "Advantage Outsourcing Solutions (AOS), the centralized back office platform we launched earlier this year with our Affiliate Rorer, announced a strategic relationship with SEI Investments to accelerate development. Through this partnership, AOS will continue to independently administer Rorer's back office and those of other AMG Affiliates that choose to use it, while leveraging the resources of Rorer and SEI to expand the platform. In addition, we are broadening the product offerings at our Affiliate, The Managers Funds, by entering into an agreement to acquire the retail mutual fund business of 40--86 Advisors, Inc. (previously Conseco Capital Management, Inc.), a complex of eight funds with total assets under management of approximately $400 million."

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms. AMG's strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG's innovative transaction structure allows individual members of each Affiliate's management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG's filings with the Securities and Exchange Commission. Reference is hereby made to the "Cautionary Statements" set forth in the Company's Form 10-K for the year ended December 31, 2002.

Financial Tables Follow

A teleconference will be held with AMG's management at 11:00 a.m. Eastern Time today. Parties interested in listening to the teleconference should dial 1-800-219-6110 (domestic calls) or 1-212-329-1455 (international calls) starting at 10:45 a.m. Eastern Time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will also be available for replay approximately one hour after the conclusion of the call. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), and enter the pass code, 554664. The live call and the replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG's Web site at www.amg.com.

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended 9/30/02	Three Months Ended 9/30/03
Revenue	$115,258	$128,465
Net Income	$12,819	$16,395
Cash Net Income (A)	$24,166	$27,527
EBITDA (B)	$32,690	$39,314
Average shares outstanding—diluted	22,301,801	21,967,888
Earnings per share—diluted	$0.57	$0.75
Cash earnings per share—diluted (C)	$1.08	$1.25
	December 31, 2002	September 30, 2003
Cash and cash equivalents	$27,708	$231,093
Senior convertible debt	$229,023	$423,186
Mandatory convertible securities	$230,000	$230,000
Stockholders' equity	$571,861	$594,203

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Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Nine Months Ended 9/30/02	Nine Months Ended 9/30/03
Revenue	$364,224	$355,413
Net Income	$42,680	$43,215
Cash Net Income (A)	$74,561	$76,489
EBITDA (B)	$105,536	$106,608
Average shares outstanding—diluted	22,714,620	21,715,123
Earnings per share—diluted	$1.88	$1.99
Cash earnings per share—diluted (C)	$3.28	$3.52

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Affiliated Managers Group, Inc.
Operating Results
(in millions)

Assets Under Management

Statement of Changes—Quarter to Date

	High Net Worth	Mutual Fund	Institutional	Total
Assets under management, June 30, 2003	$21,406	$18,173	$37,725	$77,304
Net client cash flows—directly managed assets	(202)	341	1,006	1,145
Net client cash flows—overlay assets	—	—	299	299
Investment performance	569	1,286	1,338	3,193

Assets under management, September 30, 2003	$21,773	$19,800	$40,368	$81,941

Statement of Changes—Year to Date

	High Net Worth	Mutual Fund	Institutional	Total
Assets under management, December 31, 2002	$20,664	$16,379	$33,766	$70,809
Net client cash flows—directly managed assets	(1,027)	448	1,604	1,025
Net client cash flows—overlay assets	—	—	282	282
Investment performance	2,136	2,973	4,716	9,825

Assets under management, September 30, 2003	$21,773	$19,800	$40,368	$81,941

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Affiliated Managers Group, Inc.
Operating Results
(in thousands)

Financial Results

	Three Months Ended 9/30/02	% of Total	Three Months Ended 9/30/03	% of Total
Revenue
High Net Worth	$35,500	31%	$33,415	26%
Mutual Fund	40,317	35%	50,094	39%
Institutional	39,441	34%	44,956	35%

	$115,258	100%	$128,465	100%

EBITDA (B)
High Net Worth	$10,452	32%	$10,707	27%
Mutual Fund	11,735	36%	15,975	41%
Institutional	10,503	32%	12,632	32%

	$32,690	100%	$39,314	100%

	Nine Months Ended 9/30/02	% of Total	Nine Months Ended 9/30/03	% of Total
Revenue
High Net Worth	$106,904	29%	$96,907	27%
Mutual Fund	120,230	33%	136,286	38%
Institutional	137,090	38%	122,220	35%

	$364,224	100%	$355,413	100%

EBITDA (B)
High Net Worth	$32,490	31%	$30,075	28%
Mutual Fund	36,199	34%	42,000	40%
Institutional	36,847	35%	34,533	32%

	$105,536	100%	$106,608	100%

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Affiliated Managers Group, Inc.
Reconciliation of Performance and Liquidity Measures
(in thousands)

	Three Months Ended 9/30/02	Three Months Ended 9/30/03
Net Income	$12,819	$16,395
Intangible amortization	3,825	4,065
Intangible-related deferred taxes (E)	5,997	5,950
Affiliate depreciation (F)	1,525	1,117

Cash Net Income (A)	$24,166	$27,527

Cash flow from operations	$40,348	$49,348
Interest expense, net of non-cash items	5,368	4,789
Current tax provision	2,550	3,372
Changes in assets and liabilities and other adjustments	(15,576)	(18,195)

EBITDA (B)	$32,690	$39,314

Holding company expenses	5,325	5,000

EBITDA Contribution	$38,015	$44,314

	Nine Months Ended 9/30/02	Nine Months Ended 9/30/03
Net Income	$42,680	$43,215
Intangible amortization	10,521	12,112
Intangible-related deferred taxes (E)	17,033	17,849
Affiliate depreciation (F)	4,327	3,313

Cash Net Income (A)	$74,561	$76,489

Cash flow from operations	$91,901	$83,034
Interest expense, net of non-cash items	15,739	14,350
Current tax provision	11,421	7,114
Changes in assets and liabilities and other adjustments	(13,525)	2,110

EBITDA (B)	$105,536	$106,608

Holding company expenses	17,325	14,982

EBITDA Contribution	$122,861	$121,590

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Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Revenue	$115,258	$128,465	$364,224	$355,413
Operating expenses:
Compensation and related expenses	41,525	47,054	125,013	126,578
Amortization of intangible assets	3,825	4,065	10,521	12,112
Depreciation and other amortization	1,525	1,560	4,327	4,684
Selling, general and administrative	18,893	21,447	62,561	61,843
Other operating expenses	4,265	3,741	11,279	11,519

	70,033	77,867	213,701	216,736

Operating income	45,225	50,598	150,523	138,677

Non-operating (income) and expenses:
Investment and other income	(1,206)	(3,334)	(2,598)	(6,293)
Interest expense	5,974	5,901	19,554	17,323

	4,768	2,567	16,956	11,030

Income before minority interest and taxes	40,457	48,031	133,567	127,647
Minority interest (D)	(19,091)	(20,243)	(62,433)	(55,158)

Income before income taxes	21,366	27,788	71,134	72,489
Income taxes—current	2,550	3,372	11,421	7,114
Income taxes—intangible-related deferred	5,984	5,950	16,898	17,849
Income taxes—other deferred	13	2,071	135	4,311

Net income	$12,819	$16,395	$42,680	$43,215

Average shares outstanding—basic	21,907,342	21,228,912	22,108,441	21,221,305
Average shares outstanding—diluted	22,301,801	21,967,888	22,714,620	21,715,123
Earnings per share—basic	$0.59	$0.77	$1.93	$2.04
Earnings per share—diluted	$0.57	$0.75	$1.88	$1.99

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Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2002	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$27,708	$231,093
Investment advisory fees receivable	50,798	56,215
Other current assets	11,009	16,902

Total current assets	89,515	304,210
Fixed assets, net	19,228	37,755
Acquired client relationships, net	374,011	363,885
Goodwill, net	739,053	745,614
Other assets	21,187	23,938

Total assets	$1,242,994	$1,475,402

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$81,404	$80,258
Notes payable to related party	12,348	11,930

Total current liabilities	93,752	92,188
Senior convertible debt	229,023	423,186
Mandatory convertible securities	230,000	230,000
Deferred income taxes	61,658	83,818
Other long-term liabilities	26,202	18,896

Total liabilities	640,635	848,088
Minority interest (D)	30,498	33,111
Stockholders' equity:
Common stock	235	235
Additional paid-in capital	405,769	407,829
Accumulated other comprehensive income (loss)	(244)	714
Retained earnings	246,444	289,659

	652,204	698,437
Less treasury stock, at cost	(80,343)	(104,234)

Total stockholders' equity	571,861	594,203

Total liabilities and stockholders' equity	$1,242,994	$1,475,402

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Affiliated Managers Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Cash flow from operating activities:
Net Income	$12,819	$16,395	$42,680	$43,215
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	3,825	4,065	10,521	12,112
Amortization of debt issuance costs	316	958	2,958	2,414
Depreciation and other amortization	1,525	1,560	4,327	4,684
Deferred income tax provision	5,997	8,021	17,033	22,160
Accretion of interest	290	154	857	559
Tax benefit from exercise of stock options	1,446	1,506	1,446	2,420
Other adjustments	62	—	(524)	(555)
Changes in assets and liabilities:
Decrease (increase) in investment advisory fees receivable	14,328	(4,825)	10,327	(5,417)
Increase in other current assets	(1,900)	(2,360)	(2,284)	(3,065)
Decrease (increase) in non-current other receivables	(889)	3,364	(912)	2,664
Increase (decrease) in accounts payable, accrued expenses and other liabilities	5,295	13,996	14,057	(770)
Increase (decrease) in minority interest	(2,766)	6,514	(8,585)	2,613

Cash flow from operating activities	40,348	49,348	91,901	83,034

Cash flow used in investing activities:
Purchase of fixed assets	(1,183)	(20,352)	(5,050)	(23,211)
Cost of investments, net of cash acquired	(119,025)	(1,750)	(134,822)	(7,868)
Investment in marketable securities	—	—	—	(1,852)
Increase in other assets	—	—	(213)	(12)
Repayment of loans	1,566	—	1,566	—

Cash flow used in investing activities	(118,642)	(22,102)	(138,519)	(32,943)

Cash flow from financing activities:
Borrowings of senior bank debt	130,000	—	290,000	85,000
Repayments of senior bank debt	(80,000)	—	(240,000)	(85,000)
Issuances of debt securities	—	—	30,000	300,000
Issuances of equity securities	860	4,199	3,453	8,972
Repayments of notes payable	—	(506)	—	(8,574)
Repurchases of stock	(19,731)	—	(28,291)	(33,688)
Repurchases of debt securities	—	—	—	(105,841)
Debt issuance costs	(2,892)	(358)	(4,158)	(7,819)

Cash flow from financing activities	28,237	3,335	51,004	153,050

Effect of foreign exchange rate changes on cash flow	35	—	79	244
Net increase (decrease) in cash and cash equivalents	(50,022)	30,581	4,465	203,385
Cash and cash equivalents at beginning of period	127,914	200,512	73,427	27,708

Cash and cash equivalents at end of period	$77,892	$231,093	$77,892	$231,093

Supplemental disclosure of non-cash financing activities:
Notes issued for Affiliate equity purchases	$—	$—	$12,593	$938
Notes received for Affiliate equity sales	—	260	1,800	520
Capital lease obligations for fixed assets	—	—	—	320
Common Stock issued in Affiliate equity purchase	—	—	2,113	—
Common Stock issued in repayment of note	—	—	—	465
Common Stock received in repayment of loan	—	—	2,263	—

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Affiliated Managers Group, Inc.
Notes

(A)
Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company's management and Board of Directors as a principal performance benchmark.

  The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

  In connection with its February 2003 issuance of convertible securities, the Company modified its definition to clarify that deferred taxes relating to these convertible securities and certain depreciation are not added back for the calculation of Cash Net Income. In prior periods, Cash Net Income was defined as "Net Income plus depreciation, amortization and deferred taxes." If the Company had used its modified definition of Cash Net Income in 2002, Cash Net Income would have been $23,768 for the three months ended September 30, 2002 and $73,309 for the nine months ended September 30, 2002.

(B)
EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)
Cash earnings per share represents Cash Net Income divided by average shares outstanding. The Company's current presentation of Cash EPS represents a change of the measure as presented in prior years, as discussed in footnote A. If the Company had used its modified definition of Cash EPS in 2002, Cash EPS would have been $1.07 for the three months ended September 30, 2002 and $3.23 for the nine months ended September 30, 2002.

(D)
Minority interest on the Company's income statement represents the profits allocated to Affiliate management owners for that period. Minority interest on the Company's balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(E)
For the three and nine months ended September 30, 2002, this figure represents the Company's total deferred taxes.

(F)
For the three and nine months ended September 30, 2002, this figure represents the Company's consolidated depreciation.

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Exhibit 99.1